Exhibit 10.1
EXECUTION COPY

Receivables Financing Agreement Amendment No. 8
This Receivables Financing Agreement Amendment No. 8 (this “Amendment”), dated as of May 19, 2020, among DAVEY RECEIVABLES LLC, an Ohio limited liability company, as Borrower (together with its successors and assigns, the “Borrower”); THE DAVEY TREE EXPERT COMPANY, an Ohio corporation, in its individual capacity (“Davey Tree”) and as Servicer (in such capacity, together with its successors and assigns in such capacity, the “Servicer”); PNC BANK, NATIONAL ASSOCIATION, as LC Bank (in such capacity, together with its successors and assigns in such capacity, the “LC Bank”); and PNC Bank, NATIONAL ASSOCIATION (“PNC”), as Administrative Agent (in such capacity together with its successors and assigns in such capacity, the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, the Borrower, the Servicer, the LC Bank, and the Administrative Agent are party to that certain Receivables Financing Agreement dated as of May 9, 2016 (as amended prior to the date hereof, the “Financing Agreement”).
WHEREAS, the Borrower, the Servicer, the LC Bank, and the Administrative Agent hereby agree to extend the Scheduled Termination Date and to make certain amendments to the Financing Agreement pursuant to the terms and conditions set forth herein.
NOW, THEREFOROE, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged by the parties, the Borrower, the Servicer, the LC Bank, and the Administrative Agent hereto agree as follows:
SECTION 1.    DEFINITIONS. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Financing Agreement.
SECTION 2.    AMENDMENTS.
(a)    Section 1.01 of the Financing Agreement is hereby amended by amending and restating the following definitions to read as follows:
“Base Rate” means, for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:
(a)    the rate of interest in effect for such day as publicly announced from time to time by the LC Bank as its “reference rate” or “prime rate”, as applicable. Such “reference rate” or “prime rate” is set by the LC Bank based upon various factors, including such Person’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate, and is not necessarily the lowest rate charged to any customer; and
(b)    0.50% per annum above the Overnight Bank Funding Rate in effect on such day.
“Scheduled Termination Date” means May 18, 2021.
(b)    Section 1.01 of the Financing Agreement is hereby amended by deleting in its entirety the definition of “Federal Funds Rate”.
(c)    Section 1.01 of the Financing Agreement is hereby amended by inserting the following new defined term in the appropriate alphabetical sequence to read as follows:

Receivables Financing Agreement Amendment No. 8

“Overnight Bank Funding Rate” means for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York (“NYFRB”), as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Administrative Agent for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by PNC at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower.
(d)    A new Section 3.12 is added to the Financing Agreement and shall read as follows:
Section 3.12    LIBOR Notification. The interest rate on Outstanding Reimbursement Obligations is determined by reference to LMIR, which is derived from the London interbank offered rate. Section 5.06 of this Agreement provides a mechanism for determining an alternative rate of interest in the event that the London interbank offered rate is no longer available or in certain other circumstances. The Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LMIR” or with respect to any alternative or successor rate thereto, or replacement rate therefor.
(e)    A new Section 5.06 is added to the Financing Agreement and shall read as follows:
Section 5.06.    Successor LMIR
(a)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, if the Administrative Agent determines that a Benchmark Transition Event or an Early Opt-in Event has occurred, the Administrative Agent and the Borrower may amend this Agreement to replace LMIR with a Benchmark Replacement; and any such amendment will become effective at 5:00 p.m. New York City time on the fifth (5th) Business Day after the Administrative Agent has provided such proposed amendment to the LC Bank and the Borrower, so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from the LC Bank. Until the Benchmark Replacement is effective, each advance, conversion and renewal of Outstanding Reimbursement Obligations based on LMIR will continue to bear interest with reference to LMIR, as applicable; provided, however, during a Benchmark Unavailability Period (i) any pending selection of, conversion to or renewal of an Outstanding Reimbursement Obligation bearing interest based on LMIR that has not yet gone into effect shall be deemed to be a selection of, conversion to or renewal of such Outstanding Reimbursement Obligation at the Base Rate with respect to such Outstanding Reimbursement Obligation and (ii) all Outstanding Reimbursement Obligations bearing interest based on LMIR shall automatically be converted to Outstanding Reimbursement Obligations bearing interest under the Base Rate at the expiration of the existing period (or sooner, if the Administrative Agent cannot continue to lawfully maintain such affected Outstanding Reimbursement Obligations based on LMIR).
(b)    Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(c)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the LC Bank of (i) the implementation of any Benchmark Replacement, (ii) the effectiveness of any Benchmark Replacement Conforming Changes and (iii) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or the Lenders pursuant to this Section 5.06 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any

Receivables Financing Agreement Amendment No. 8

action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 5.06.
(d)    Certain Defined Terms. As used in this Section 5.06:
“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LMIR for U.S. dollar-denominated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.
“Benchmark Replacement Adjustment” means, with respect to any replacement of LMIR with an alternate benchmark rate for each applicable period, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower (a) giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LMIR with the applicable Benchmark Replacement (excluding such spread adjustment) by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for such replacement of LMIR for U.S. dollar-denominated credit facilities at such time and (b) which may also reflect adjustments to account for (i) the effects of the transition from LMIR to the Benchmark Replacement and (ii) yield- or risk-based differences between LMIR and the Benchmark Replacement.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).
“Benchmark Replacement Date” means the earlier to occur of the following events with respect to LMIR: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of LMIR permanently or indefinitely ceases to provide LMIR; or (2) in the case of clause (3) of the definition of “Benchmark Transition Event”, the date of the public statement or publication of information referenced therein.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to LMIR: (1) a public statement or publication of information by or on behalf of the administrator of LMIR announcing that such administrator has ceased or will cease to provide LMIR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LMIR; (2) a public statement or publication of information by a Governmental Authority having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of LMIR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LMIR, a resolution authority with jurisdiction over the administrator for LMIR or a court or an entity with similar insolvency or resolution authority over the administrator for LMIR, which states that the administrator of LMIR has ceased or will cease to provide LMIR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LMIR; or (3) a public statement or publication of information by the regulatory supervisor for the administrator of LMIR or a Governmental Authority having jurisdiction over the Administrative Agent announcing that LMIR is no longer representative.

Receivables Financing Agreement Amendment No. 8

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LMIR and solely to the extent that LMIR has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LMIR for all purposes hereunder in accordance with this Section 5.06 and (y) ending at the time that a Benchmark Replacement has replaced LMIR for all purposes hereunder pursuant to this Section 5.06.
“Early Opt-in Event” means a determination by the Administrative Agent that U.S. dollar-denominated credit facilities being executed at such time, or that include language similar to that contained in this Section 5.06, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LMIR.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
SECTION 3.    REPRESENTATIONS OF THE BORROWER AND THE SERVICER. Each of the Borrower and the Servicer hereby represent and warrant to the parties hereto that as of the date hereof each of the representations and warranties contained in Article VII of the Financing Agreement and any other Transaction Documents to which it is a party are true and correct as of the date hereof and after giving effect to this Amendment (except to the extent that such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such earlier date).
SECTION 4.    CONDITIONS PRECEDENT. This Amendment shall become effective and be deemed effective as of the date first written above upon the satisfaction of the following conditions precedent:
(a)    the Administrative Agent shall have received a fully executed counterpart of this Amendment;
(b)    the Administrative Agent shall have received a fully executed counterpart of that certain Fee Letter dated as of the date hereof, and all fees due thereunder;
(c)    each representation and warranty of the Borrower and the Servicer contained herein or in any other Transaction Document (after giving effect to this Amendment) shall be true and correct (except to the extent that such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such earlier date); and
(d)    no Unmatured Event of Default or Event of Default shall have occurred and be continuing.
SECTION 5.    COUNTERPARTS. This Amendment may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.
SECTION 6.    ELECTRONIC SIGNATURES. Each party agrees that this Amendment and any documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Amendment and such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.
SECTION 7.    SEVERABILITY. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Receivables Financing Agreement Amendment No. 8

SECTION 8.    GOVERNING LAW AND JURISDICTION. The provisions of the Financing Agreement with respect to governing law, jurisdiction, and agent for service of process are incorporated in this Amendment by reference as if such provisions were set forth herein.
SECTION 9.    MISCELLANEOUS. For the avoidance of doubt, this Amendment shall constitute a Transaction Document.
[Signatures appear on following page.]

Receivables Financing Agreement Amendment No. 8

IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to be duly executed by their respective duly authorized officers as of the day and year first above written.

DAVEY RECEIVABLES LLC

By:	/s/ Christopher J. Bast
	Name:	Christopher J. Bast
	Title:	Treasurer

THE DAVEY TREE EXPERT COMPANY,
as the Servicer

By:	/s/ Christopher J. Bast
	Name:	Christopher J. Bast
	Title:	Vice President and Treasurer

Receivables Financing Agreement Amendment No. 8

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ Michael Brown
	Name:	Michael Brown
	Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION,
as LC Bank

By:	/s/ Michael Brown
	Name:	Michael Brown
	Title:	Senior Vice President

Receivables Financing Agreement Amendment No. 8